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                                                                  EXHIBIT 10.111

                               AMENDMENT NO. 3 TO
                             UNITED STATIONERS INC.
                             MANAGEMENT EQUITY PLAN



     This Amendment No. 3 to the United Stationers Inc. Management Equity Plan (the "Plan") is effective as of September 27, 1995. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Plan.

     WHEREAS, Associated Holdings, Inc. adopted the Plan as of January 31, 1992;

     WHEREAS, upon the merger of Associated Holdings, Inc. with United Stationers Inc. on March 30, 1995, the Plan was amended by Amendment No. 1; and on September 27, 1995 was further amended by Amendment No. 2, subject to stockholder approval of the amendment;

     WHEREAS, the Company desires to further amend the Plan, to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended;

     THEREFORE, the Plan is amended as follows:

1. Section 6 of the Plan is amended by adding thereto the following as subsection 6(i):

        "(i)    LIMIT ON INDIVIDUAL GRANTS.  In any calendar year, the
        maximum number of shares for which options may be granted under the Plan to any one optionee is 400,000 shares of common stock(subject to adjustment in accordance with Section 7 of the Plan)."

2. Except as amended hereby, the Plan shall remain in full force and effect. All references to the "Plan" shall refer to the Plan as amended by this amendment.

3. The amendment made hereby shall be subject to approval by the stockholders of the Company no later than the next annual meeting of stockholders.